Exhibit 10.4    Service Agreement by and between Ci4net.com
Limited and Roger Holdom

BETWEEN

     (1) Ci4net Limited (Company number 3714112) whose registered office is at Trafalgar House, 11 Waterloo
            Place, London SW1Y 4AU (the "Company")

     and

     (2)    Roger Holdom of 6 Phoenix Road, London, SE20-7BT (the
            "Executive")

WHEREBY IT IS AGREED  as follows:

Meaning of words used

     1.1 In this Agreement and the Schedule the following expressions have the following meanings:-

    "Board"              the Board of Directors of the Company
                         from time to time

    "Commencement Date"  6th December 1999

    "Financial Period"   an accounting reference period of the
                         Company determined in accordance with
                         the provisions of Sections 224 and 226
                         of the Companies Act 1985.

   "Group" the Company and all those Group Companies wherever registered or incorporated for which the Executive performs duties and/or functions pursuant to Clause 4;

   "Group Company"       any holding company for the time being
                         of the Company or any subsidiary for the time being of the Company or of any such holding company (for which purpose
                         "holding company" and "subsidiary" have
                         the meanings ascribed to them by Section
                         736 of the Companies Act 1985 as amended by the Companies Act 1989);

    "Head Office"        Trafalgar House, 11 Waterloo Place,
                         London, SW1Y 4AU

   "the 1996 Act"        the Trade Union Reform and Employment
                         Rights Act 1996;

   "The London Stock
    Exchange"            London Stock Exchange Limited;

   "PAYE deductions"     deductions made to comply with
                         regulations made under Section 203
                         Income and Corporation Taxes Act 1988
                         and with any obligations to deduct
                         national insurance contributions;


   "recognised investment
    exchange"            has the meaning ascribed to it in
                         Section 207 of the Financial Services
                         Act 1986.


     1.2     References herein to "Clauses", "sub-clauses" and
"the Schedule" are to clauses and sub-clauses of and the Schedule to this Agreement unless otherwise specified.

     1.3 Unless otherwise required words denoting the singular include the plural and vice versa.

     1.4 References in this Agreement to statutory provisions include all modifications and re-enactments of them and all subordinate legislation made under them.

     1.5 Clause headings are included in this Agreement for convenience only and do not affect its construction.

Previous agreements
     2.1 This Agreement contains the entire and only agreement and will govern the relationship between the Company and the Executive from the Commencement Date in substitution for all previous agreements and arrangements whether written, oral or implied between the Company or any Group Company and the Executive relating to the services of the Executive all of which will be deemed to have terminated by consent with effect from the Commencement Date. The Executive and the Company acknowledge that in entering into this Agreement neither has relied on any representation or undertaking by the other whether oral or in writing except as expressly incorporated in this Agreement.

     2.2 The Executive hereby acknowledges that he has no outstanding claim of any kind against any Group Company.

     2.3 The Executive warrants and represents to the Company that he will not be in breach of any existing or any former terms of employment applicable to him whether express or implied or of any other obligation binding on him by reason of him entering into this Agreement or performing all or any of his duties and obligations under it.

     Appointment, term and notice
     3.1 The Company will employ the Executive and the Executive will serve the Company as a Business Development Director and be treated in a similar manner in regards to authority, benefits and share options as other directors at the same level in the Company or within a Group Company.

     3.2 Subject as hereinafter provided the said appointment will commence on the Commencement Date and will continue thereafter unless and until the employment is terminated by either party giving to the other not less than 12 calendar months written notice PROVIDED that the first 3 months of the employment shall be considered as a mutual trial period at the end of which either party may terminate this agreement in writing.

     3.3 The Executive agrees that at its absolute discretion the Company may terminate the Executive's employment under this Agreement with immediate effect by paying to the Executive in full and final settlement of all claims which he has or may have against the Company or any director, employee or agent of the Company or any Group Company under or arising out of his employment with the Company or any such Group Company, on the termination of his employment or otherwise salary (less PAYE deductions) in lieu of the balance of the notice period or remainder of the notice period if at the Company's request the Executive has worked during part of the notice period.

     3.4 Notwithstanding the provisions of Clause 3.2, the Executive's employment under this Agreement will automatically terminate on his 60th birthday.

     3.5 The Executive's continuous employment with the Company for the purpose of the 1996 Act commenced on the Commencement Date.

     Duties
     4.1 The Executive will carry out such duties and functions, exercise such powers and comply with such instructions in connection with the business of the Company and the Group Companies as the Board reasonably determines from time to time. Except when prevented by illness, accident or holiday as provided below the Executive will devote the whole of his time (save for time spent on the affairs or such other projects as maybe agreed between the parties, consent to such projects not to be unreasonably withheld by the Company), attention and skill to the affairs of the Company and where appropriate the Group Companies and use his best endeavours to promote their interests provided that without prejudice to any other rights of the Company, the Board may at any time require the Executive to cease performing and exercising all or any of such duties, functions or powers.

     4.2 The Executive will if and so long as he is so Required by the Company carry out duties which fall within his experience in the media and marketing industry as director, officer or employee of any other Group Company. The duties attendant on any such appointment will be carried out by the Executive as if they were duties to be performed by him on behalf of the Company under this Agreement.

     4.3     The Executive will at all times promptly give to the

     Board (in writing if requested) all information, explanations and assistance that the Board may require in connection with the business or affairs of the Company and the Group and his employment under this Agreement.

     4.4 The Company will provide the Executive with an assistant to help him perform his duties to the Company immediately. The Executive will be involved in the recruitment of any such assistant. Provided the Company has used reasonable endeavours so to do, no failure by the Company to provide an assistant will amount to a breach by the Company of its obligations herein.

Place of work
     5.1 The Executive will perform his duties at the Head Office of the Company or such other place of business of the Company or of any Group Company as the Company requires or as may be agreed with the Executive (from time to time) whether inside or outside the United Kingdom but the Company will not require him without his prior consent to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties comprising in aggregate no more than 90 days in any 6 month period.

     5.2 If the Company relocates its head office/changes the Executive's place of work so that the Executive has to relocate his residence, the Company will reimburse him for his reasonable removal and other incidental expenses in accordance therewith within a month of the Executive incurring such expenditure.

     5.3 If the Company relocates its Head Office from its present position to more than 25 miles from the Executive present home, the Executive will have the option to work from home or any other location to be agreed with the Company for a period of not less than 2 days per week. The cost of providing facilities at the Executives home or other location shall be met by the Company. If the Executive incurs additional travelling expenses due to the Head Office move, these additional expenses will also be met by the Company.

Hours of Work
     6. The Company's normal office hours are from 9.00 am to 5.30pm Monday to Friday but the Executive may be required to work outside these hours without additional remuneration in order to meet the requirements of the business if so required for the proper performance of his duties. If the Executive works beyond 9.00p.m. on any day, he will not be required to attend the office punctually at 9.00am the following day.

Remuneration
     7.1 The Company will pay the Executive a salary at the rate of GBP80,000 per annum with effect from the Commencement Date which will accrue from day to day and be payable in arrears by equal monthly instalments on the last day of each month.

     7.2 The Executive's salary will be subject to upward review only by the Board which will be effective on and from 1st January in each year during the Executive's employment under this Agreement commencing 1st January 2001 provided that the increase (if any) of such salary together with such additional emoluments will be a matter to be decided at the Board's absolute discretion

     7.3 The salary referred to in Clause 7.1 will be inclusive of any director's fees to which the Executive may be entitled as a director of the Company or of any Group Company.

     7.4 The Executive will be entitled to participate in any bonus scheme for executive directors implemented by the Board from time to time.

     7.5 The Executive will receive 300,000 options @ $3 in the Company's option scheme on joining the company. In addition a separate incentive and bonus share option scheme will be entered into between the Executive and the Company and will be annexed to this Agreement with 60 days of signing this agreement.

Expenses
     8.      The Executive shall be entitled to be reimbursed:

     8.1 all out of pocket expenses (including hotel, travelling and entertaining expenses) reasonably incurred by him in the proper performance of his duties, subject to the production of such receipts or other evidence as the Company may reasonably require.

     8.2 all expenses (including, without limitation, all legal and other costs of sale and purchase, the cost of any temporary accommodation, removal charges and an allowance for the provision or replacement of fittings such as carpets and curtains) reasonably incurred by or on behalf of the Executive in moving from his present residential address to another if required to do so by the Company.

     8.3 the cost of subscription to all professional bodies towhich the Executive is obliged to belong in order to maintain his professional qualification.

Motor Car
     9. The Company shall provide the Executive with a car allowance of GBP750.00 per calendar month and reimburse the Executive for the use of his personal car at the standard AA or RAC rate of mileage.

Holidays
     10.1 In addition to normal public holidays the Executive will be entitled to 20 working days' paid holiday in each calendar year, such holiday to be taken at such time or times as may be approved by the Board.

     10.2 Any holiday entitlement which is not taken by the end of the calendar year to which it relates will be lost and may not be carried forward.

     10.3 The Executive's entitlement to paid holiday in the calendar year in which his employment terminates will be 2 days for each completed calendar month in that year provided that no such entitlement to paid holiday will arise if the Executive terminates his employment without the Company's consent before the expiry of notice given by him pursuant to Clause
     3.2 or without giving notice or before the expiry of the fixed term referred to in Clause 3.2 or if the Company terminates the Executive's employment pursuant to Clause
     18.1.

     10.4 Where the Executive has taken more or less than his holiday entitlement in the year his employment terminates, a proportionate adjustment will be made by way of addition to or deduction from (as appropriate) his final gross pay calculated on a pro-rata basis.

Conflict of interests
     11.1 The Executive will disclose promptly to the Board in writing his interests of more than 5% in any business other than that of the Company and the Group and will notify the Board immediately of any change in his external interests. Except with the written consent of the Board the Executive will not during his employment under this Agreement be directly or indirectly engaged, concerned or interested whether as principal, servant or agent (on his own behalf or on behalf of or in association with any other person) of more than 5% in any other trade, business or occupation other than the business of the Company or any Group Company provided that the Executive will not be precluded from being interested for investment purposes only as a member, debenture holder or beneficial owner of any stock, shares or debentures which are listed or dealt in on a recognised investment exchange and which do not represent more than five per cent.
     of the total share or loan capital from time to time in issue in such company.

     11.2 The Executive will not during his employment introduce to any other person, firm, company or organisation business of any kind with which the Company or any other Group Company for which he has performed services under this Agreement is able to deal and he will not have any financial interest in, or derive any financial or other benefit from, contracts or transactions entered into by the Company or any other Group Company for which he has performed services under this Agreement with any third party without first disclosing such interest or benefit to the Board and obtaining its written approval.

Pension and Other Benefits
     12.1 The Executive is eligible for membership of the Permanent Health Scheme at its most senior level subject to the provisions governing such Scheme. A copy of those provisions will be supplied by the Company on request.

     12.2 The Company shall make contributions to the Executive's Personal Pension Scheme at the rate of 15 per cent of the Executive's annual remuneration for the time being. The Executive's pension contribution will be subject to upward review only by the Board which will be effective on and from 1st January in each year during the Executive's employment under this Agreement commencing 1st January 2001

     12.3 During the Term the Company shall provide the Executive, his spouse and children under the age of 18 years or in full time education, with membership of a private medical insurance scheme, subject to the Company being able to obtain such membership at normal rates and in accordance with the information describing the Company's medical insurance arrangements which has already been supplied to the Executive.

     12.4 Provided the same is available at normal rates, The Company will procure for the Executive life assurance cover with a reputable insurer, which, in the event of the Executive's death during the Employment, will realise for the Executive's chosen dependants a lump sum equal to four times the Executive's basic annual remuneration for the time being payable under this Agreement.

     12.5 During the Executive's employment under the terms of this Agreement the Executive shall be invited to apply for options to be granted to him under the terms of any option schemes in place from time to time as the Board determines from time to time.

     Restrictive covenants
     13.1   In this Clause 13 the following expressions have the
     following meanings:
"Critical Person"        any person who was an employee,
                         agent, director, consultant or
                         independent contractor employed,
                         appointed or engaged by the Company or
                         any Relevant Group Company at any time
                         within the Relevant Period who by reason of such employment, appointment or engagement and in particular his/her seniority and expertise or knowledge of trade secrets or confidential information of the Company or any Group
                         Company or knowledge of or influence
                         over the clients, customers or suppliers of the Company or any Group Company is likely to be able to assist or benefit a business in or proposing to be in competition with the Company or any Relevant Group Company;

"Relevant Customer"      any person, firm company or
                         organisation who or which at any time
                         during the Relevant Period is or was:-
                              (i)    negotiating with the Company or a
                              Relevant Group Company for the sale
                              or supply of Relevant Products or
                              Services; or
                              (ii)   a client or customer of the
                              Company
                              or any Relevant Group Company for
                              the sale or supply of Relevant
                              Products or Services.
                         and in each case with whom or which the
                         Executive was directly concerned or
                         connected or of whom or which the
                         Executive had personal knowledge during
                         the Relevant Period in the course of his employment hereunder;
"Relevant Group Company" any Group Company (other than the
                         Company) for which the Executive has
                         performed services under this Agreement
                         or for which he has had
                         operational/management responsibility at any time during the Relevant Period;

"Relevant Period"        the period of 12 months immediately
                         before the Termination Date;

"Relevant Products"      products or services which are of
                         the same kind as or of a Services"
                         materially similar kind to or
                         competitive with any products or
                         services sold or supplied by the Company or any Relevant Group Company within the Relevant Period and with which sale or supply the Executive was directly concerned or connected or of which he had personal knowledge during the
                         Relevant Period in the course of his
                         employment hereunder;

"Termination Date"       the date on which the
                         Executive's employment under this
                         Agreement terminates and references to
                         "from the Termination Date" mean from
                         and including the date of termination.

"Restricted Territory"   United Kingdom

       13.2 The Executive will not without the prior written consent of the Company directly or indirectly and whether alone or in conjunction with or on behalf of any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:-
              13.2.1 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in, or provide technical, commercial or professional advice to, any other business which supplies Relevant
              Products or Services in competition with the Company or any Relevant Group Company provided that this restriction does not apply to prevent the Executive from holding shares or other securities in any company which is quoted, listed or otherwise dealt in on a recognised investment exchange or other securities market and which confer not more than 1% of the votes which could be cast at a general meeting of such company; or
              13.2.2 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in any business which at any time during the Relevant Period has supplied Relevant Products or Services to the Company or any Relevant Group Company or is or was at any time during the Relevant Period a Relevant Customer of the Company or any Relevant Group Company if such engagement, concern or interest causes or would cause the supplier to cease or materially reduce its supplies to the Company (or any Relevant Group Company as the case may be) or the Relevant
              Customer to cease or materially to reduce its orders or contracts with the Company or any Relevant Group Company; or
              13.2.3 for a period of twelve months from the Termination dte so as to compete with the Company or any Relevant Group Company canvass, solicit or approach or cause to be canvassed, solicited or approached any Relevant Customer for the sale or supply of Relevant Products or Services or endeavour to do so; or
              13.2.4   for a period of twelve months from the
              Termination
              Date so as to compete with the Company or any Relevant Group Company deal or contract with any Relevant Customer in relation to the sale or supply of any Relevant Products or Services, or endeavour to do so; or
              13.2.5   for a period of twelve months from the
              Termination
              Date solicit, induce or entice away from the Company or any Relevant Group Company or, in connection with any business in or proposing to be in competition with the Company or any Relevant
              Group Company, employ, engage or appoint or in any way cause to be employed, engaged or appointed a Critical Person whether or not such person would commit any breach of his or her contract of employment or engagement by leaving the service of the Company or any Relevant Group Company;
              13.2.6 use in connection with any business any name which includes the name of any Group Company or any colourable imitation of it.
       13.3 Whilst the restrictions in this Clause 13 (on which the Executive has had an opportunity to take independent advice as the Executive hereby acknowledges) are regarded by the parties as fair and reasonable, it is hereby declared that each of the restrictions in this Clause 13 is intended to be separate and severable. If any restriction is held to be unreasonably wide but would be valid if part of the wording (including in particular but without limitation the defined expressions referred to in Clause 13.1) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid.
       13.4 If the Executive breaches any of the provisions in this Clause 13 the Company will be entitled by written notice to the Executive to extend the period during which the provisions of Clause 13 which have been breached apply by an equivalent period to that during which the breach or breaches have continued, such additional period to commence on the date on which the said period would have otherwise expired. The Executive hereby agrees that if the Company so extends the period of any such restriction, this will not prejudice the right of the Company to apply to the Courts for injunctive relief in order to compel the Executive to comply with the provisions of this Clause 13 and/or damages, as the case may be.
       13.5 For the purposes of Clauses 13 and 14 the Company has entered into this Agreement as agent for and trustee of all Relevant Group Companies.
       13.6 If the Executive applies for or is offered a new employment, appointment or engagement, before entering into any related contract the Executive will bring the terms of this Clause 13 and Clauses 3, 4, 14, 15, 16 and
       18.2 to the attention of a third party proposing directly or indirectly to employ, appoint or engage him.
       Confidentiality

       14.1 The Executive acknowledges that in the ordinary course of his employment he will be exposed to information about the Company's business and the business of other Group
       Companies and that of the Company's and the Group
       Companies' suppliers and customers which amounts to a trade secret, is confidential or is commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or any of the Group Companies or to the general public and which if disclosed will be liable to cause significant harm to the Company or such Group Companies. The Executive has therefore agreed to accept the restrictions in this Clause
       14.
       14.2 Without prejudice to Clause 14.3 or 14.4 and subject to Clause 14.3 the Executive will not during the period of his employment with the Company:-
              14.1.1 sell or seek to sell to anyone information acquired by him in the course of his employment with the Company;
              14.1.2 obtain or seek to obtain any financial advantage (direct or indirect) from disclosure of such information.
       14.3 The Executive will not either during his employment or after its termination without limit in time for his own purposes or for any purposes other than those of the Company or any Group Company (for any reason and in any manner) use or divulge or communicate to any person, firm, company or organisation except to those officials of any Group Company whose province it is to know the same any secret or confidential information or information constituting a trade secret acquired or discovered by him in the course of his employment with the Company relating to the private affairs or business of the Company or any Group Company or its/their suppliers, customers, management or shareholders.
       14.4 The restrictions contained in this Clause do not apply to:-
               (i) any disclosure authorised by the Board or required
              in the ordinary and proper course of the Executive's employment or as required by the order of a court of competent jurisdiction or an appropriate regulatory authority or otherwise required by law; or
               (ii)any information which the Executive can demonstrate
              was known to the Executive prior to the
              commencement of the Executive's employment by the Company or by a Group Company or is in the public domain otherwise than as a result of a breach by him of this Clause; or
              (iii) any information disclosed to the Executive by a third party who is not bound by any duty of confidence to the Company or any Group Company.
       14.5 The provisions of this Clause 14 are without prejudice to the duties and obligations of the Executive to be implied into this Agreement at common law.

       Patents
       15.1 The Executive must disclose immediately to the Company any discovery or invention or secret process or improvement in procedure made or discovered by the Executive during his employment in connection with or in any way affecting or relating to the business of the Company or any Group
       Company or capable of being used or adapted for use in or in connection with any such company ("Inventions") which Inventions will belong to and be the absolute property of the Company or such other person, firm, company or organisation as the Company may require.
       15.2 If requested by the Board (whether during or after the termination of his employment) the Executive will at the expense of the Company apply or join in applying for letters patent or other similar protection in the United Kingdom or any other part of the world for all Inventions and will do everything necessary (including executing documents) for vesting letters patent or other similar protection when obtained and all right and title to and interest in all Inventions in the Company absolutely and as sole beneficial owner or in such other person, firm, company or organisation as the Company may require.
       15.3 The Executive will (both during and after the termination of his employment) at the Company's expense anywhere in the world and at any time promptly do everything
       (including executing documents) that may be required by the Board to defend or protect for the benefit of the Company all Inventions and the right and title of the Company to them.
       15.4 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect his obligations under this Clause 15 on his behalf.
       15.5 The provisions of Clause 15.1 to 15.3 (inclusive) are without prejudice to the provisions of the Patents Act
       1977.

Copyright
       16.1 The entire copyright and all similar rights (including future copyright, the right to register trade marks or service marks and the right to register designs and design rights) throughout the world in works of any description produced by the Executive in the course of or in connection with his employment ("Works") will vest in and belong to the Company absolutely throughout the world for the full periods of protection available in law including all renewals and extensions.
       16.2 The Executive will (both during and after the termination of his employment) at the Company's request and expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to assure, defend or protect the rights of the Company in all Works.
       16.3 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect the obligations of the Executive under this Clause 16 on the Executive's behalf.
      16.4 For the purposes of Clause 15 and Clause 16, the Executive hereby irrevocably and unconditionally waives in favour of the Company the moral rights conferred on him by Chapter
      IV Part 1 of the Copyright Designs and Patents Act 1988 in respect of any Inventions or Works in which the copyright is vested in the Company under Clause 15, this Clause 16 or otherwise.

Incapacity
      17.1 If the Executive is absent from his duties as a result of illness or injury he will notify another member of the Board as soon as possible and complete any self-certification forms which are required by the Company.
      If the incapacity continues for a period of seven days or more he will produce to the Company a medical certificate to cover the duration of such absence.
      17.2 Subject to the rest of Clause 17 and to 18.1.7 and subject to the receipt of the appropriate certificates in accordance with Clause 18, if the Executive is absent from his duties as a result of illness or injury he will be entitled to payment of his salary at the full rate in respect of such illness or injury for a period (in total) of no more than three months in any period of 12 months
      (whether the absence is intermittent or continuous).
      Thereafter, for a further period of three months in any period of 12 months (whether the absence is intermittent or continuous) the Executive shall receive half of his salary otherwise payable to him during such further period(s) of absence and thereafter the Executive will not be entitled to any further payment from the Company until the resumption of his duties
      17.3 If the Executive is absent from work because of any injury or condition (physical or mental and whether or not sustained in the course of his duties) caused wholly or partly by any act or omission of any person, firm, company or organisation (other than the Company or any Group
      Company) from whom the Executive may be or become entitled to recover damages or compensation, any sum paid by the Company to the Executive in respect of the said absence will be an interest free loan (subject to any limit imposed under the Companies Act 1985 or other relevant legislation) to the Executive repayable immediately by the Executive to the Company on recovery by him of any such damages or compensation.

       17.4 If the Executive has been absent from work because of any injury or condition caused wholly or partly by the Company or any Group Company or any person for whom the Company or any Group Company is vicariously liable and for which the Executive may be or become entitled to recover damages or compensation, any such damages or compensation payable will be reduced by the amount of any sick pay (statutory or otherwise) paid to him and by the pension received or receivable by him in the period in respect of which such damages or compensation are calculated.

       17.5 The remuneration paid under Clause 17.2 will include any Statutory Sick Pay payable and when this is exhausted will be reduced by the amount of any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered). For the avoidance of doubt the provisions of this Clause 17 and any right or prospective right the Executive has or may have to receive any benefits under any permanent heath insurance scheme of which the Executive becomes in any way the Company's right to terminate this Agreement pursuant to Clauses 3.2 to 3.5 or otherwise pursuant to its terms.

       17.6 Whether or not the Executive is absent by reason of sickness, injury or other incapacity the Executive will at the request of the Board agree to have a medical examination performed by a doctor appointed and paid for by the Company and the Executive hereby authorises the Board to have unconditional access to any report or reports (including copies) produced as a result of any such examination as the Board may from time to time require and entitlements to salary pursuant to Clause 17.2 will be conditional on the Executive complying with the terms of this Clause 17.6.

Termination
       18.1 The Company may terminate the Executive's employment
       immediately by summary notice in writing and without making any further payment beyond the amount of any remuneration actually accrued to the date of such termination subject to rights of set-off (notwithstanding that the Company may have allowed any time to elapse or on a former occasion may have waived its rights under this Clause) if he:-
       18.1.1 commits, repeats or continues any serious breach of any part of this Agreement or his obligations under it or without reasonable cause neglects, refuses or fails to discharge his duties herein or to obey after prior written warning any reasonable directions of the Company or otherwise fails to observe and perform the provisions of this Agreement and his duties hereunder
       18.1.2 in the performance of his duties under this Agreement or otherwise commits any act of gross misconduct or serious incompetence or does or omits to do any thing else which is seriously prejudicial to the interests of the Company or any Group
              Company;
       18.1.3 adversely prejudices or because of his behaviour is likely in the reasonable opinion of the Board to prejudice adversely the interests or reputation of the Executive, the Company or any Group Company;
       18.1.4 is convicted of any criminal offence other than an offence which does not in the opinion of the Board affect his position under this Agreement;
       18.1.5 becomes bankrupt or enters into or make any arrangement or composition with or for the benefit of his creditors generally;
       18.1.6   becomes of unsound mind;
       18.1.7 becomes incapacitated from performing all or any of his duties under this Agreement by illness, injury or otherwise for a period exceeding (in total) 13 weeks (or such longer period as the Company may agree) in any period of 12 months from performing all or any of his duties under this Agreement (save where he is being paid under the provisions of any permanent health insurance scheme maintained by the Company); or
       18.1.8 becomes prohibited by law from being a director of a company or if the Executive ceases to be a director of the Company without the consent or concurrence of the Company.
       18.2 Without prejudice to Clause 3.1 after notice of termination has been given by either party pursuant to Clause 3 or if the Executive seeks to or indicates an intention to resign as a director of the Company or any Group Company or terminate his employment, provided that the Executive continues to be paid and enjoys his full contractual benefits until his employment terminates in accordance with the terms of this Agreement, the Board may in its absolute discretion without breaking the terms of this Agreement or giving rise to any claim against the Company or any Group Company for all or part of the notice period or fixed term (as the case may be):-
       18.2.1 exclude the Executive from the premises of the Company and/or any Group Company;
       18.2.2 require him to carry out specified duties (consistent with the Executive's status, role and experience for the Company) other than those referred to in Clause 4 or to carry out no duties;
       18.2.3 announce to employees, suppliers and customers that he has been given notice of termination or has resigned (as the case may be);
       18.2.4 instruct the Executive not to communicate orally or in writing with suppliers, customers, employees, agents or representatives of the Company or any Group Company until his employment hereunder has terminated.
       18.3 Before and after termination of the Executive's employment, the Executive will provide the Company and/or any Group Company with assistance regarding matters of which he has knowledge and/or experience in any proceedings or possible proceedings in which the Company and/or Group Company is or may be a party.

Deductions
      19 The Executive hereby authorises the Company to deduct from his remuneration (which for this purpose includes salary, pay in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by the Executive to the Company or any Group Company, including but without limitation the balance outstanding of any loans (and interest where appropriate) advanced by the Company to the Executive.

Sale or reconstruction of the Company
      20 The Executive will have no claim against the Company or any Group Company in respect of the termination (by operation of law or otherwise) of his employment under this Agreement on or in connection with the sale of the whole or a substantial part of the business or undertaking of the Company or on or in connection with the sale by the Company of any Group Company or on or by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction (whether or not by reason of insolvency) if within 28 days of such an event he is offered employment on no less favourable terms than those contained in this Agreement (apart from the identity of the employer) with any person, firm, company or organisation which acquires such Group Company or which acquires the whole or a substantial part of the undertaking or business of the Company as a result of such sale or of such amalgamation or reconstruction.

Delivery of documents and property
      21. On termination of his employment for any reason (or earlier if requested) the Executive will immediately deliver up to the Company all property (including but not limited to documents and software, credit cards, keys and security passes) belonging to it or any Group Company in the Executive's possession or under his control.
      Documents and software include (but are not limited to) correspondence, diaries, address books, databases, files, reports, minutes, plans, records, documentation or any other medium for storing information. The Executive's obligations under this Clause include the return of all copies, drafts, reproductions, notes, extracts or summaries (however stored or made) of all documents and software.

Resignation as director
       22.1 The Executive will on termination of his employmentfor any reason at the request of the Board give notice resigning immediately without claim for compensation (but without prejudice to any claim he may have for damages for breach of this Agreement):-
      22.1.1 as a director of the Company and all such Group Companies of which he is a director; and
       22.1.2 all trusteeships held by him of any pension scheme or other trusts established by the Company or any Group Company or any other company with which the Executive has had dealings as a consequence of his employment with the Company.
       22.2 If notice pursuant to Clause 22.1 is not received by the relevant company within seven days of a request by the Company, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on the Executive's behalf.
       22.3 Except with the prior written agreement of the Board, the Executive will not during his employment under this Agreement resign his office as a director of the Company or any Group Company and if he does so without the consent or concurrence of the Company, the Company will be entitled to terminate his employment pursuant to Clause
       18.1.8 or at the Company's absolute discretion, to treat such resignation as notice of termination given by the Executive to the Company pursuant to Clause 3.2 and to suspend the Executive pursuant to Clause 18.2.
      22.4 The Executive's appointment as a director of the Company or any other Group Company will be subject to the Articles of Association from time to time of the relevant company.

Rights following termination
      23 The termination of the Executive's employment under this Agreement will not affect any of the provisions of this Agreement which expressly operate or lawfully have effect after termination and will not prejudice any right of action already accrued to either party in respect of any breach of any terms of this Agreement by the other party.

Disciplinary and grievance procedures
       24   The Company does not have a formal disciplinary procedure
       which is applicable to the Executive.

       Notices
       25. Notice under this Agreement by the Executive to the Company should be addressed to the Company and left at its registered office or is sent by first class post to its registered office and notices given by the Company to the Executive should be served personally or sent by first class or sent by facsimile transmission to his usual or last known place of residence in England and in case of service by post the day of service will be 48 hours after posting.

Miscellaneous
       26.1 This Agreement shall be governed by and interpreted in accordance with the law of England and Wales.
       26.2 The parties to this Agreement submit to the exclusive jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement.
       26.3 Any delay by the Company in exercising any of its rights under this Agreement will not constitute a waiver of such rights.

      26.4 This Agreement contains the particulars required to be given under section 1 of the Employment Protection
      (Consolidation) Act 1978 as amended by the 1996 Act
      ("EPA") and comprises the note referred to in section 1
      (4) of the EPA to the intent that, as at the date of this
      Agreement, the Company shall not be required to deliver to the Executive a separate written statement pursuant to
      section 1 of the EPA
      IN WITNESS WHEREOF THIS AGREEMENT has been signed on behalf of the Company by a Director and executed and delivered as a deed by the Executive on the date set out at the
      beginning.
      SIGNED by
      for and on behalf of THE COMPANY
      .....................................
      Director

      EXECUTED AND DELIVERED         )
      by THE EXECUTIVE in the               )
      presence of:-
      )....................................


      Witness:

      Signature:
      .............................................

      Name:
      .............................................
      Address:
      .............................................